EXHIBIT 99.1

Upexi Establishes Advisory Committee and Welcomes Arthur Hayes as First Member

Additional members to join the Advisory Committee in the coming weeks to optimize performance, increase visibility and unlock capital raising opportunities

Arthur brings deep expertise, exposure and connectivity to both digital assets and traditional finance

TAMPA, Fla., August 12, 2025 -- Upexi, Inc. (NASDAQ: UPXI) (the "Company" or "Upexi"), a brand owner specializing in the development, manufacturing and distribution of consumer products with diversification into the cryptocurrency space, today announced the establishment of the Upexi Advisory Committee, composed of highly prominent individuals from the digital assets and traditional finance industries. Upexi will seek to leverage the expertise, visibility and network of the Advisory Committee by:

•	Accessing members’ world-leading cryptocurrency, financial and legal/regulatory expertise for optimized decision-making and performance
•	Harnessing members’ commanding visibility, industry stature and influence to elevate Upexi’s brand and presence
•	Utilizing members’ unparalleled connectivity and network to unlock high-impact initiatives, including capital raising efforts

In conjunction with the establishment of the Advisory Committee, Upexi today has welcomed Arthur Hayes (Twitter: @CryptoHayes) as its first member. A former equity derivatives trader at Deutsche Bank and Citigroup, Arthur’s deep financial acumen and bold vision quickly propelled him to the forefront of the digital assets space, where he co-founded BitMEX, one of the world’s largest cryptocurrency exchanges, and revolutionized digital asset trading with the invention of the perpetual swap – the most widely-traded crypto financial product of all time. Arthur is widely regarded as a thought leader whose market insights and macroeconomic commentary are followed closely by investors around the world. His fearless approach to innovation and profound impact on the industry has cemented his legacy as one of the space’s most iconic and respected voices.

Allan Marshall, Upexi’s Chief Executive Officer, stated, “The Advisory Committee will be a catalyst for Upexi’s next stage of growth – driving performance, amplifying our brand and unlocking transformative opportunities. It will expand our footprint in the Solana ecosystem through strategic partnerships and targeted investments and help us champion Solana among institutions and corporates. With our culture of innovation and unique position at the intersection of cryptocurrencies and traditional finance, there is no more fitting inaugural member than Arthur Hayes.”

“Maelstrom, an investment fund focused on digital assets, backed Upexi months ago due to its clear treasury model expertise, deep connectivity to traditional finance, and a risk-conscious strategy designed to maximize value while resonating with a broad spectrum of investors,” said Arthur Hayes. “Since then, Upexi has executed on its vision with precision, and I’m eager to help cement its position as the definitive Solana treasury company.”

Additional Advisory Committee members will be announced over the coming weeks, with Committee-related content and initiatives forthcoming over the coming year and beyond. See www.upexi.com/advisorycommittee for more information and to stay up to date.

Arthur Hayes is the CIO of Maelstrom, a family office that invests across the crypto ecosystem. He is also the co-founder of BitMEX – the first crypto unicorn. Prior to entering the crypto industry, he worked as a trader in the capital markets divisions of Deutsche Bank and Citibank. Arthur holds a Bachelors of Economics from the Wharton School of Business. He has appeared on major business news networks including Bloomberg and CNBC. He is active on X (@cryptohayes) and releases a monthly newsletter (Crypto Trader Digest) read by thousands of investors globally.

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About Upexi, Inc.

Upexi is a brand owner specializing in the development, manufacturing, and distribution of consumer products. The Company has entered the cryptocurrency industry and cash management of assets through a cryptocurrency portfolio. For more information on Upexi’s treasury strategy and future developments, visit www.upexi.com.

Follow Upexi on X - https://x.com/upexitreasury

Follow CEO, Allan Marshall, on X - https://x.com/upexiallan

Follow CSO, Brian Rudick, on X - https://x.com/thetinyant

About Maelstrom

Maelstrom is an investment fund focused on digital assets. It is managed by the family office of Arthur Hayes (co-founder, BitMEX). The fund’s mandate is to build a portfolio of infrastructure companies that will serve as the foundation of the next wave of trustless decentralization. Website: Maelstrom.Fund

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Forward Looking Statements

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. For example, the Company is using forward looking statements when it discusses the anticipated use of proceeds. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Maelstrom

Media Contact

pr@maelstrom.fund

Upexi Company Contact

Brian Rudick, Chief Strategy Officer

Email: brian.rudick@upexi.com

Phone: (216) 347-0473

Upexi Media Contact

Gasthalter & Co.

Upexi@gasthalter.com

Upexi Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

(212) 896-1254

Upexi@KCSA.com

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